                                                                         EX-23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Xpedite Systems, Inc.
Eatontown, New Jersey

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 3, 1995, relating to the consolidated financial statements of ViTel International Holding Company, Inc. which is included in Amendment Nos. 1, 2, 3, and 4 thereto on Form 8-K/A filed with the Securities and Exchange Commission.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   /s/ BDO SEIDMAN, LLP

                                          --------------------------------------
                                                     BDO SEIDMAN, LLP

San Francisco, California
July 9, 1996